UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2006

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with a change in the fiscal year end from July 31 to December 31 announced by Alexion Pharmaceuticals, Inc. (the “Company”) in its report on Form 8-K filed on December 14 , 2005, the Company anticipates the new date for the 2006 annual meeting of stockholders (the “2006 Annual Meeting”) to be on or about June 7, 2006. The Company anticipates filing a transition report on Form 10-K covering the five months period from August 1, 2005 to December 31, 2005 on or about March 10, 2006, or on such other date as may otherwise be compliant with the SEC rules and regulations, as amended from time to time.

The deadline for submitting stockholder proposals for inclusion in the proxy materials, for presentation at the 2006 Annual Meeting and for recommending a person for consideration as a nominee for Director to be elected at the 2006 Annual Meeting is February 15, 2006. The submission of a stockholder proposal for inclusion in the proxy statement does not guarantee that such proposal will be included. Stockholder proposals must be submitted to the Company in writing at Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: General Counsel.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: January 10, 2006	By:	/s/ Thomas I. H. Dubin
Name: Thomas I. H. Dubin Title: Senior Vice President and General Counsel